UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2024

Rockwell Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30142 S. Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each exchange on which registered
Common Stock, par value $0.0001	RMTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 12, 2024, Rockwell Medical, Inc. (the “Company”) and Evoqua Water Technologies LLC, a Delaware limited liability company (“Evoqua”), executed Amendment No. 1 to the Asset Purchase Agreement (the “Amendment”), dated as of July 10, 2023, by and between the Company and Evoqua (the “Purchase Agreement”). The Amendment clarifies certain terms regarding physical assets covered by the Purchase Agreement and provides for an extended payment schedule for the deferred payments due by the Company to Evoqua and a partial reduction in such payments as follows:

•	$2,500,000 (the “First Deferred Payment”), which shall be partially offset $322,260 to reimburse the Company for certain expenses incurred following the closing of the Purchase Agreement, resulting in a reduction of the First Deferred Payment to $2,177,740, and which shall be paid in four quarterly installments through April 2025; and

•	$2,500,000, which shall be payable to Evoqua in four quarterly installments from July 10, 2025 through April 10, 2026.

The foregoing description of the Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Gross Margin Guidance for 2024

On July 15, 2024, Mark Strobeck, the Company’s Chief Executive Officer, was interviewed by HC Wainwright as part of the 2024 Annual Kidney Conference. During such interview, Dr. Strobeck reconfirmed the Company’s previously provided guidance of gross margin for 2024 between 14% and 16% (noting that Dr. Strobeck inadvertently referred to gross margin guidance in the range of 13% to 15%, which was actually a reference to the Company’s previously issued gross profit guidance of $13 to $15 million).

As noted in the Company’s first quarter earnings release, the Company has excluded deferred revenue from the first quarter calculation of gross margin. This gross margin measure is a non-GAAP (as defined below) financial measure. The Company has provided reconciliations to the GAAP measures at the end of the press release issued by the Company on May 14, 2024, announcing gross margin guidance for 2024. Adjusted gross margin is used by the Company to understand growth within its hemodialysis concentrates business by excluding a one-time item that is not indicative of its core operating performance.

Adjusted gross margin should not be considered in isolation of, or as an alternative to, measures prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Other companies, including companies in the same industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of adjusted gross margin as a tool for comparison. There are a number of limitations related to the use of this non-GAAP financial measure rather than the most directly comparable financial measures calculated in accordance with GAAP. When evaluating the Company’s performance, you should consider adjusted gross margin alongside other financial performance measures, including net loss and other GAAP results. Adjusted gross margin enables us to understand growth within our hemodialysis concentrates business by excluding a one-time item that is not indicative of our core operating performance.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as, “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “could,” “can,” “would,” “develop,” “plan,” “potential,” “predict,” “forecast,” “project,” “intend,” “look forward to,” “remain confident,” “feel confident,” “guidance,” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These statements include (without limitation) statements regarding gross margin and financial guidance for 2024. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in the Company’s SEC filings), many of which are beyond our control and subject to change. Actual results could be materially different. Risks and uncertainties include but are not limited to those risks more fully discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2023, as such description may be amended or updated in any subsequent reports filed with the SEC. The Company expressly disclaims any obligation to update our forward-looking statements, except as may be required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Asset Purchase Agreement, dated July 12, 2024, by and between Rockwell Medical, Inc., and Evoqua Water Technologies LLC.
104	Cover Page Interactive Data File, formatted in INline XBRL and included as Exhibit 101.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: July 15, 2024	By:	/s/ Mark Strobeck
Mark Strobeck, Ph.D.
President and Chief Executive Officer